Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2007 and

For the Nine Months Ended September 30, 2007 and 2006

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$12,870	372	(561)	12,681
Interest-bearing bank balances	3,759	—	690	4,449
Federal funds sold and securities purchased under resale agreements	3,985	—	8,010	11,995

Total cash and cash equivalents	20,614	372	8,139	29,125
Trading account assets	37,469	—	16,500	53,969
Securities	102,565	—	9,262	111,827
Loans, net of unearned income	317,717	117,244	14,245	449,206
Allowance for loan losses	(3,167)	(247)	(91)	(3,505)

Loans, net	314,550	116,997	14,154	445,701
Loans held for sale	21,129	—	302	21,431
Premises and equipment	3,987	494	1,521	6,002
Due from customers on acceptances	1,295	—	—	1,295
Goodwill	21,338	15,120	2,390	38,848
Other intangible assets	2,280	43	(943)	1,380
Other assets	31,791	2,812	9,987	44,590

Total assets	$557,018	135,838	61,312	754,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	59,200	414	(2,789)	56,825
Interest-bearing deposits	303,110	75,231	(13,229)	365,112

Total deposits	362,310	75,645	(16,018)	421,937
Short-term borrowings	54,123	1,550	7,041	62,714
Bank acceptances outstanding	1,303	—	—	1,303
Trading account liabilities	13,604	—	4,167	17,771
Other liabilities	12,250	860	5,314	18,424
Long-term debt	57,005	34,077	67,502	158,584

Total liabilities	500,595	112,132	68,006	680,733

Minority interest in net assets of consolidated subsidiaries	1,698	—	1,597	3,295

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—
Common stock	455	—	5,881	6,336
Paid-in capital	37,354	16,759	(2,228)	51,885
Retained earnings	18,532	6,947	(10,809)	14,670
Accumulated other comprehensive income, net	(1,616)	—	(1,135)	(2,751)

Total stockholders’ equity	54,725	23,706	(8,291)	70,140

Total liabilities and stockholders’ equity	$557,018	135,838	61,312	754,168

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$16,562	6,722	(6)	23,278
Interest and dividends on securities	4,121	107	253	4,481
Trading account interest	959	—	546	1,505
Other interest income	541	57	1,459	2,057

Total interest income	22,183	6,886	2,252	31,321

INTEREST EXPENSE
Interest on deposits	7,455	2,513	(440)	9,528
Interest on borrowings	3,944	1,487	2,862	8,293

Total interest expense	11,399	4,000	2,422	17,821

Net interest income	10,784	2,886	(170)	13,500
Provision for credit losses	692	(12)	84	764

Net interest income after provision for credit losses	10,092	2,898	(254)	12,736

FEE AND OTHER INCOME
Service charges and fees	2,079	74	1,174	3,327
Commissions	496	—	1,412	1,908
Fiduciary and asset management fees	597	—	2,297	2,894
Principal investing	33	—	685	718
Other income	3,991	—	(2,170)	1,821

Total fee and other income	7,196	74	3,398	10,668

NONINTEREST EXPENSE
Salaries and employee benefits	4,750	609	3,363	8,722
Occupancy and equipment	1,373	97	397	1,867
Other intangible amortization	167	138	8	313
Sundry expense	4,797	92	(1,858)	3,031

Total noninterest expense	11,087	936	1,910	13,933

Minority interest in income of consolidated subsidiaries	—	—	464	464

Income before income taxes	6,201	2,036	770	9,007
Income taxes	1,785	730	231	2,746

Net income	$4,416	1,306	539	6,261

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$14,506	(266)	14,240
Interest and dividends on securities	4,703	239	4,942
Trading account interest	735	378	1,113
Other interest income	354	1,246	1,600

Total interest income	20,298	1,597	21,895

INTEREST EXPENSE
Interest on deposits	6,411	(359)	6,052
Interest on borrowings	3,311	1,860	5,171

Total interest expense	9,722	1,501	11,223

Net interest income	10,576	96	10,672
Provision for credit losses	268	(40)	228

Net interest income after provision for credit losses	10,308	136	10,444

FEE AND OTHER INCOME
Service charges and fees	2,018	1,120	3,138
Commissions	461	1,312	1,773
Fiduciary and asset management fees	493	1,899	2,392
Principal investing	—	383	383
Other income	3,964	(1,085)	2,879

Total fee and other income	6,936	3,629	10,565

NONINTEREST EXPENSE
Salaries and employee benefits	4,557	3,323	7,880
Occupancy and equipment	1,367	353	1,720
Other intangible amortization	257	25	282
Sundry expense	4,129	(1,466)	2,663

Total noninterest expense	10,310	2,235	12,545

Minority interest in income of consolidated subsidiaries	—	289	289

Income before income taxes	6,934	1,241	8,175
Income taxes	2,243	442	2,685

Net income	$4,691	799	5,490

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2006	$455	—	5,892	6,347
Purchases of common stock	—	—	(73)	(73)
Common stock issued for
Stock options and restricted stock	—	—	62	62
Acquisitions	—	—	—	—

Balance, September 30, 2007	455	—	5,881	6,336

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,360)	51,746
Purchases of common stock	—	—	(609)	(609)
Common stock issued for
Stock options and restricted stock	—	—	749	749
Acquisitions	—	—	—	—
Changes incident to business combinations	(2)	9	(7)	—
Deferred compensation, net	—	—	(1)	(1)

Balance, September 30, 2007	37,354	16,759	(2,228)	51,885

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(515)	(515)
Net income	4,416	1,306	539	6,261
Acquisitions	—	—	—	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Cash dividends	(1,000)	(1,500)	(852)	(3,352)
Noncash dividends	—	(842)	842	—

Balance, September 30, 2007	18,532	6,947	(10,809)	14,670

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	47	47
Net unrealized losses on debt and equity securities and on derivative financial instruments	(626)	—	(72)	(698)

Balance, September 30, 2007	(1,616)	—	(1,135)	(2,751)

Total stockholders’ equity, September 30, 2007	$54,725	23,706	(8,291)	70,140

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2005	$455	4,734	5,189
Purchases of common stock	—	(250)	(250)
Common stock issued for
Stock options and restricted stock	—	69	69
Acquisitions	—	263	263

Balance, September 30, 2006	455	4,816	5,271

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	(3,432)	31,172
Purchases of common stock	—	(1,591)	(1,591)
Common stock issued for
Stock options and restricted stock	—	910	910
Acquisitions	2,752	948	3,700
Deferred compensation, net	—	85	85

Balance, September 30, 2006	37,356	(3,080)	34,276

RETAINED EARNINGS
Balance, December 31, 2005	12,974	(1,001)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	41
Purchases of common stock	—	(2,283)	(2,283)
Net income	4,691	799	5,490
Acquisitions	832	(832)	—
Cash dividends	(2,500)	(25)	(2,525)

Balance, September 30, 2006	16,038	(3,342)	12,696

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	(114)	(773)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(324)	34	(290)

Balance, September 30, 2006	(983)	(80)	(1,063)

Total Stockholders’ Equity, September 30, 2006	$52,866	(1,686)	51,180

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,416	1,306	539	6,261
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(65)	—	—	(65)
Provision for credit losses	692	(12)	84	764
Gain on securitization transactions	(68)	—	(29)	(97)
Gain on sale of mortgage servicing rights	(4)	—	—	(4)
Securities transactions	(51)	—	9	(42)
Depreciation and other amortization	684	162	523	1,369
Trading account assets, net	(3,685)	—	(4,755)	(8,440)
(Gain) loss on sales of premises and equipment	(7)	8	—	1
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(43)	(43)
Loans held for sale, net	(6,647)	—	(305)	(6,952)
Deferred interest on certain loans	—	(1,087)	—	(1,087)
Other assets, net	(2,995)	(299)	146	(3,148)
Trading account liabilities, net	(546)	—	89	(457)
Other liabilities, net	(731)	(275)	(287)	(1,293)

Net cash used by operating activities	(9,277)	(197)	(4,029)	(13,503)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	8,752	133	480	9,365
Maturities of securities	32,782	—	722	33,504
Purchases of securities	(43,088)	—	(2,788)	(45,876)
Origination of loans, net	(31,049)	9,180	(9,619)	(31,488)
Sales of premises and equipment	145	18	55	218
Purchases of premises and equipment	(644)	(69)	(7)	(720)
Goodwill and other intangible assets	(282)	(42)	(203)	(527)
Purchase of bank-owned separate account life insurance, net	(607)	—	—	(607)

Net cash provided (used) by investing activities	(33,991)	9,220	(11,360)	(36,131)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	9,076	6,041	(638)	14,479
Securities sold under repurchase agreements and other short-term borrowings, net	28,048	(849)	(13,642)	13,557
Issuances of long-term debt	10,918	14,250	23,099	48,267
Payments of long-term debt	(7,761)	(28,550)	8,034	(28,277)
Issuances of common stock, net	—	—	323	323
Purchases of common stock	—	—	(1,197)	(1,197)
Changes incident to business combinations	(2)	9	(7)	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Excess income tax benefits from share-based payment arrangements	—	—	43	43
Cash dividends paid	(1,000)	(1,500)	(852)	(3,352)

Net cash provided (used) by financing activities	39,279	(10,612)	15,176	43,843

Decrease in cash and cash equivalents	(3,989)	(1,589)	(213)	(5,791)
Cash and cash equivalents, beginning of year	24,603	1,961	8,352	34,916

Cash and cash equivalents, end of period	$20,614	372	8,139	29,125

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$1,119	—	—	1,119
Transfer to loans from loans held for sale	(1,911)	—	—	(1,911)
Cumulative effect of an accounting change, net of income taxes	$(1,337)	—	(110)	(1,447)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,691	799	5,490
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(22)	(2)	(24)
Provision for credit losses	268	(40)	228
Gain on securitization transactions	(113)	(87)	(200)
Gain on sale of mortgage servicing rights	(23)	—	(23)
Securities transactions	(48)	(23)	(71)
Depreciation and other amortization	759	468	1,227
Trading account assets, net	(1,149)	(51)	(1,200)
(Gain) loss on sales of premises and equipment	(2)	2	—
Contribution to qualified pension plan	(600)	—	(600)
Excess income tax benefits from share-based payment arrangements	—	(130)	(130)
Loans held for sale, net	(3,302)	165	(3,137)
Other assets, net	(8,160)	270	(7,890)
Trading account liabilities, net	1,347	608	1,955
Other liabilities, net	1,736	(399)	1,337

Net cash provided (used) by operating activities	(4,618)	1,580	(3,038)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	29,997	569	30,566
Maturities of securities	13,174	1,012	14,186
Purchases of securities	(31,284)	(1,674)	(32,958)
Origination of loans, net	(20,358)	117	(20,241)
Sales of premises and equipment	154	87	241
Purchases of premises and equipment	(886)	(497)	(1,383)
Goodwill and other intangible assets	(1,936)	1,838	(98)
Purchase of bank-owned separate account life insurance, net	(1,742)	—	(1,742)
Cash equivalents acquired, net of purchases of banking organizations	1,146	(149)	997

Net cash provided (used) by investing activities	(11,735)	1,303	(10,432)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	2,676	(6,513)	(3,837)
Securities sold under repurchase agreements and other short-term borrowings, net	1,351	(4,555)	(3,204)
Issuances of long-term debt	23,470	7,144	30,614
Payments of long-term debt	(6,221)	82	(6,139)
Issuances of common stock, net	—	547	547
Purchases of common stock	—	(4,124)	(4,124)
Excess income tax benefits from share-based payment arrangements	—	130	130
Cash dividends paid	(2,500)	(25)	(2,525)

Net cash provided (used) by financing activities	18,776	(7,314)	11,462

Increase (decrease) in cash and cash equivalents	2,423	(4,431)	(2,008)
Cash and cash equivalents, beginning of year	23,067	14,558	37,625

Cash and cash equivalents, end of period	$25,490	10,127	35,617

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$2,422	—	2,422
Transfer to securities from loans held for sale resulting from securitizations	67	—	67
Transfer to loans from loans held for sale	462	—	462
Cumulative effect of an accounting change, net of income taxes	41	—	41
Issuance of common stock for purchase accounting acquisitions	$3,584	379	3,963